                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                          ---------------------------


                                  FORM 8-K/A
                                CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 30, 1998


                          ---------------------------


                                 CYBERCASH, INC.
             (Exact name of registrant as specified in its charter)



               DELAWARE                                    0-27470                                   54-725021
   (State or other jurisdiction of                (Commission File Number)                       (I.R.S. Employer)
    incorporation or organization)                                                              Identification No.)


           2100 RESTON PARKWAY
            RESTON, VIRGINIA                                                                          20191
(Address of principal executive offices)                                                            (Zip Code)



       Registrant's telephone number, including area code: (703) 620-4200

        The undersigned registrant hereby reports the following items related to the Registrant's acquisition of ICVerify, Inc. in a transaction accounted for as a purchase. The Registrant filed on May 1, 1998 a Current Report on Form
8-K, which disclosed that the acquisition had been completed.   The Registrant
indicated in that report its intention to submit the financial statements and pro forma financial information prescribed by Rule 3-05 of Regulation S-X and
Article 11 of Regulation S-X, respectively, not later than June 29, 1998, in accordance with Subsection (a)(4) of Item 7 of the General Instructions for the Current Report on Form 8-K. This Amendment to that Current Report is being filed to provide that financial information.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

(a)    Financial Statements of Business Acquired
                                                                                                           Page
                                                                                                          Number
                                                                                                    -------------------
Report of Ernst & Young LLP, Independent Auditors                                                          F-1

ICVerify, Inc. Consolidated Balance Sheets as of December 31, 1996 and 1997 and
March 31, 1998 (unaudited)                                                                                 F-2

ICVerify, Inc. Consolidated Statements of Operations for the Years Ended December
31, 1995, 1996 and 1997 and for the Three Month Periods Ended March 31, 1997 and
1998 (unaudited)                                                                                           F-3


ICVerify, Inc. Consolidated Statements of Changes in Redeemable
Convertible Preferred Stock and Shareholders' Equity (Net Capital Deficiency) for the
Years Ended December 31, 1995, 1996 and 1997 and for the Three Month Period Ended
March 31, 1998 (unaudited)                                                                                 F-4


ICVerify, Inc. Consolidated Statements of Cash Flows for the Years Ended December
31, 1995, 1996 and 1997 and for the Three Month Periods Ended March 31, 1997 and
1998 (unaudited)                                                                                           F-5

Notes to Consolidated Financial Statements                                                                 F-6

(b)    Pro Forma Financial Information

Unaudited Pro Forma Combined Balance Sheet as of March 31, 1998                                            F-16

Unaudited Pro Forma Combined Statements of Operations for the Year Ended
December 31, 1997 and for the Three Month Period Ended March 31, 1998                                      F-17

Notes to Pro Forma Balance Sheet and Statements of Operations                                              F-19


(a)         Exhibits

Exhibit No.                Description
-----------                -----------
   23.1                    Consent of Ernst & Young LLP, Independent Auditors

                                   SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              CyberCash, Inc.



May 27, 1998                                  By:   /s/ William N. Melton
                                                    ---------------------
                                                    William N. Melton
                                                    President

                Report of Ernst & Young LLP, Independent Auditors

The Board of Directors and Shareholders
ICVerify, Inc.

We have audited the accompanying consolidated balance sheets of ICVerify, Inc. as of December 31, 1996 and 1997, and the related consolidated statements of operations, changes in redeemable convertible preferred stock and shareholders' equity (net capital deficiency), and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of ICVerify, Inc. at December 31, 1996 and 1997, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.



                                                          /s/ ERNST & YOUNG LLP

Palo Alto, California
February 27, 1998

                                 ICVERIFY, INC.

                                 CONSOLIDATED BALANCE SHEETS

                                                                                               DECEMBER 31,              MARCH 31,
                                                                                           1996            1997            1998
                                                                                      ----------------------------------------------
ASSETS                                                                                                                  (unaudited)
Current assets:
   Cash and cash equivalents                                                           $  3,298,805    $  2,437,111    $  1,435,893
   Trade receivables, net of allowance for doubtful accounts of $162,851 and
      $441,000 at December 31, 1996 and 1997, respectively                                  948,969       1,010,784       1,083,891
   Inventories                                                                              124,354          95,054          74,514
   Prepaid expenses                                                                          75,024         153,414          54,514
                                                                                      ------------------------------   -------------
Total current assets                                                                      4,447,152       3,696,363       2,648,812

Property and equipment, net                                                                 733,448       1,065,013       1,031,845
Deposits and other assets                                                                    90,809         126,510         116,456
                                                                                      ------------------------------   -------------
                                                                                       $  5,271,409    $  4,887,886    $  3,797,113
                                                                                      ==============================   =============

LIABILITIES AND SHAREHOLDERS' EQUITY (NET CAPITAL DEFICIENCY)
Current liabilities:
   Accounts payable and other accrued liabilities                                      $    806,833    $    836,737    $    793,221
   Accrued compensation                                                                     342,738         381,325         207,029
   Deferred revenue                                                                          38,151         460,742         536,935
   Current portion of equipment financing obligations                                       128,718         148,503         166,068
                                                                                      ------------------------------   -------------
Total current liabilities                                                                 1,316,440       1,827,307       1,703,253

Long-term portion of equipment financing obligations                                        211,842          56,008          52,759

Commitments

Redeemable convertible preferred stock at amounts paid in; 6,049,466 and 7,471,267 shares issued and outstanding at December 31, 1996 and 1997, respectively
   (liquidation preference of $10,164,900 at December 31, 1997)                           7,049,043      10,027,106      10,027,106

Shareholders' equity (net capital deficiency):
   Preferred stock, no par value; 10,000,000 shares authorized, issuable in series;
      all series designated represent redeemable convertible preferred stock shown
      above                                                                                       -               -               -

   Common stock, no par value; 20,000,000 shares authorized at December 31, 1996 and 1997; 4,801,821 and 5,015,008 shares issued and outstanding at
      December 31, 1996 and 1997, respectively                                               26,630          42,480          54,752
   Accumulated deficit                                                                   (3,332,546)     (7,065,015)     (8,040,757)
                                                                                      ------------------------------   -------------
        Total net capital deficiency                                                     (3,305,916)     (7,022,535)     (7,986,005)
                                                                                      ------------------------------   -------------
                                                                                       $  5,271,409    $  4,887,886    $  3,797,113
                                                                                      ==============================   =============

                            See accompanying notes.

                                 ICVERIFY, INC.

                                 CONSOLIDATED STATEMENTS OF OPERATIONS


                                                    YEARS ENDED DECEMBER 31,              THREE MONTHS ENDED MARCH 31,
                                              1995            1996            1997            1997            1998
                                         ------------------------------------------------------------------------------
                                                                                                  (unaudited)
Net sales:
   Software                               $  2,407,392    $  4,846,012    $  6,363,998    $  1,596,068    $  1,545,753
   Service                                     238,104         336,359         515,440          48,020         232,077
   Hardware and other                           78,725         462,129         373,406          87,546          68,672
                                         ------------------------------------------------------------------------------
Total net sales                              2,724,221       5,644,500       7,252,844       1,731,634       1,846,502

Costs and operating expenses:
   Cost of software sales                      163,965         284,108         369,686          56,660          54,666
   Cost of services                             55,832          78,872       2,174,366         514,930         508,677
   Cost of hardware and other                   43,420         213,783         136,571          34,873          20,602
   Research and development                    454,596         963,620       2,371,411         559,274         691,798
   Selling, general, and administrative      3,225,813       6,365,322       6,045,456       1,417,262       1,561,451
                                         ------------------------------------------------------------------------------
Total costs and operating expenses           3,943,626       7,905,705      11,097,490       2,582,999       2,837,194
                                         ------------------------------------------------------------------------------

Loss from operations                        (1,219,405)     (2,261,205)     (3,844,646)       (851,365)       (990,692)

Interest income                                140,057          50,546         167,402          15,766          23,781
Interest and other expense                      (7,543)        (88,292)        (55,225)         (2,988)         (8,831)
                                         ------------------------------------------------------------------------------
Net loss                                  $ (1,086,891)   $ (2,298,951)   $ (3,732,469)   $   (838,587)   $   (975,742)
                                         ==============================================================================

                            See accompanying notes.

                                 ICVERIFY, INC.

   CONSOLIDATED STATEMENT OF CHANGES IN REDEEMABLE CONVERTIBLE PREFERRED STOCK
                AND SHAREHOLDERS' EQUITY (NET CAPITAL DEFICIENCY)



                                                                                 REDEEMABLE
                                                                                CONVERTIBLE
                                                                              PREFERRED STOCK
                                                                        ---------------------------
                                                                           SHARES        AMOUNT
                                                                        ---------------------------
Balances at December 31, 1994                                                      -   $         -
   Exchange of all of the outstanding common shares of ICVERIFY,
      Inc. for common shares of AAJJ, Inc.                                         -             -
   Issuance of Series A redeemable convertible preferred stock, net of
      issuance costs of $47,000                                            4,627,665     4,117,420
   Net loss                                                                        -             -
                                                                        ---------------------------
Balances at December 31, 1995                                              4,627,665     4,117,420
   Issuance of Series B redeemable convertible preferred stock, net of
      issuance costs of $69,000                                            1,421,801     2,931,623
   Stock options exercised                                                         -             -
   Net loss                                                                        -             -
                                                                        ---------------------------
Balances at December 31, 1996                                              6,049,466     7,049,043
   Issuance of Series B redeemable convertible preferred stock, net of
      issuance costs of $22,000                                            1,421,801     2,978,063
   Stock options exercised                                                         -             -
   Net loss                                                                        -             -
                                                                        ---------------------------
Balances at December 31, 1997                                              7,471,267    10,027,106
   Stock options exercised (unaudited)                                             -             -
   Net loss (unaudited)                                                            -             -
                                                                        ---------------------------
Balances at March 31, 1998 (unaudited)                                     7,471,267   $10,027,106
                                                                        ===========================


                                                                              SHAREHOLDERS' EQUITY (NET CAPITAL DEFICIENCY)
                                                                        --------------------------------------------------------
                                                                                                                      TOTAL
                                                                                                      RETAINED     SHAREHOLDERS'
                                                                               COMMON STOCK           EARNINGS        EQUITY
                                                                        --------------------------- (ACCUMULATED   (NET CAPITAL
                                                                           SHARES         AMOUNT       DEFICIT)     DEFICIENCY)
                                                                        --------------------------------------------------------
Balances at December 31, 1994                                                    200   $     2,000   $    53,296    $    55,296
   Exchange of all of the outstanding common shares of ICVERIFY,
      Inc. for common shares of AAJJ, Inc.                                 4,555,326             -             -              -
   Issuance of Series A redeemable convertible preferred stock, net of
      issuance costs of $47,000                                                    -             -             -              -
   Net loss                                                                        -             -    (1,086,891)    (1,086,891)
                                                                        --------------------------------------------------------
Balances at December 31, 1995                                              4,555,526         2,000    (1,033,595)    (1,031,595)
   Issuance of Series B redeemable convertible preferred stock, net of
      issuance costs of $69,000                                                    -             -             -              -
   Stock options exercised                                                   246,295        24,630             -         24,630
   Net loss                                                                        -             -    (2,298,951)    (2,298,951)
                                                                        --------------------------------------------------------
Balances at December 31, 1996                                              4,801,821        26,630    (3,332,546)    (3,305,916)
   Issuance of Series B redeemable convertible preferred stock, net of
      issuance costs of $22,000                                                    -             -             -              -
   Stock options exercised                                                   213,187        15,850             -         15,850
   Net loss                                                                        -             -    (3,732,469)    (3,732,469)
                                                                        --------------------------------------------------------
Balances at December 31, 1997                                              5,015,008        42,480    (7,065,015)   $(7,022,535)
   Stock options exercised (unaudited)                                       122,720        12,272             -         12,272
   Net loss (unaudited)                                                            -             -      (975,742)      (975,742)
                                                                        --------------------------------------------------------
Balances at March 31, 1998 (unaudited)                                     5,137,728   $    54,752   $(8,040,757)   $(7,986,005)
                                                                        ========================================================

                            See accompanying notes.

                                 ICVERIFY, INC.

                                 CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                 YEARS ENDED DECEMBER 31,           THREE MONTHS ENDED MARCH 31,
                                                           1995           1996            1997           1997          1998
                                                       -------------------------------------------------------------------------
                                                                                                            (unaudited)
OPERATING ACTIVITIES
Net loss                                                $(1,086,891)   $(2,298,951)   $(3,732,469)     $(838,587)     $(975,742)
Adjustments to reconcile net loss to net cash used in
   operating activities:
   Depreciation                                             400,663        369,795        316,276         50,413         35,781
   Changes in operating assets and liabilities:
      Trade receivables                                    (188,307)      (626,351)       (61,815)      (686,139)       (73,107)
      Inventories                                           (43,868)       (72,163)        29,300        (44,087)        20,540
      Prepaid expenses                                      (25,178)        (9,954)       (78,390)        (3,177)       138,499
      Deposits and other assets                             (80,809)       (10,000)       (35,701)          (600)        10,054
      Accounts payable and other accrued liabilities        204,381        450,922         29,904        233,971        (43,516)
      Accrued compensation                                  (65,945)       216,122         38,587       (148,387)      (174,296)
      Deferred revenue                                       51,094        (12,943)       422,591         67,497         76,193
                                                       -------------------------------------------------------------------------
Net cash used in operating activities                      (834,860)    (1,993,523)    (3,071,717)    (1,369,096)      (985,594)
                                                       -------------------------------------------------------------------------

INVESTING ACTIVITIES
Capital expenditures                                       (979,630)      (501,569)      (647,841)       (60,840)        (2,613)
                                                       -------------------------------------------------------------------------
Net cash used in investing activities                      (979,630)      (501,569)      (647,841)       (60,840)        (2,613)
                                                       -------------------------------------------------------------------------

FINANCING ACTIVITIES
Proceeds from equipment financing                           379,043         82,515              -              -              -
Payments on equipment lease financing obligations           (13,241)      (107,757)      (136,049)       (29,374)       (25,283)
Payment of bank borrowings                                  (75,000)             -              -              -              -
Net proceeds from sale of preferred stock                 4,117,420      2,931,623      2,978,063              -              -
Proceeds from exercise of stock options                           -         24,630         15,850          1,371         12,272
                                                       -------------------------------------------------------------------------
Net cash provided by (used in) financing activities       4,408,222      2,931,011      2,857,864        (28,003)       (13,011)
                                                       -------------------------------------------------------------------------


Net (decrease) increase in cash and cash equivalents      2,593,732        435,919       (861,694)    (1,457,939)    (1,001,218)
Cash and cash equivalents at beginning of year              269,154      2,862,886      3,298,805      3,298,805      2,437,111
                                                       -------------------------------------------------------------------------
Cash and cash equivalents at end of year                $ 2,862,886    $ 3,298,805    $ 2,437,111     $1,840,866     $1,435,893
                                                       =========================================================================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid                                           $     7,662    $    63,090    $    55,225     $    2,988     $    8,831
                                                       =========================================================================

                            See accompanying notes.

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BASIS OF PRESENTATION

ICVerify, Inc. ("ICVerify" or the "Company"), a California corporation, designs and markets personal computer credit authorization software. The Company generally sells its products to original equipment manufacturers ("OEMs"), who incorporate the product into their own products, financial institutions and others involved in electronic commerce. The end users of the Company's products, who may purchase the product from the above sources or directly from the Company, include general retail establishments and businesses in the food services, car rental, airline, communications, and travel industries. Additionally, the Company sells related hardware and services.

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, ICVerify GmbH. Intercompany accounts and transactions have been eliminated in consolidation.

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates.

CASH EQUIVALENTS

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

FOREIGN CURRENCY

Exchange gains and losses arising from transactions denominated in a foreign currency are included in other expense. Gains and losses on these transactions and arising from the translation of the financial statements of the Company's German subsidiary have been immaterial in all periods presented.

INVENTORIES

Inventories, primarily finished goods, are stated at the lower of cost (first-in, first-out) or market.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost and consists of the following:

                                                                 DECEMBER 31,
                                                          1996                 1997
                                                      ----------------------------------
Computers and office equipment                         $   496,104          $   818,042
Furniture and fixtures                                     615,265              891,983
Leasehold improvements                                     432,163              481,348
                                                      ----------------------------------
                                                         1,543,532            2,191,373

Less accumulated depreciation and amortization            (810,084)          (1,126,360)
                                                      ----------------------------------
                                                       $   733,448          $ 1,065,013
                                                      ==================================

Depreciation of property and equipment is provided using the straight-line method over their estimated useful lives, generally three to five years. Leasehold improvements are depreciated over the term of the lease.

REVENUE RECOGNITION

The Company generally uses third parties to manufacture its software and hardware products. Revenue is recognized upon shipment of such products by the third party, provided the intended use of the software is not dependent upon the completion of services and collectibility is reasonably assured. In those cases where customers have duplication rights for the software products, revenue is recognized upon receipt of reports of units produced by the customers. Maintenance and support revenue is recognized ratably over the term of the maintenance agreement, which in most cases is one year. Revenue from consulting services is generally recognized as the services are performed.

STOCK-BASED COMPENSATION

The Company generally grants stock options for a fixed number of shares to employees with an exercise price equal to the fair value of the shares at the date of grant. The Company accounts for stock option grants in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees," and intends to continue to do so. In accordance with the provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), option grants to all others are accounted for under the fair value method.

CONCENTRATIONS OF CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of investments in cash equivalents and receivables from customers. The Company invests in cash equivalents, primarily in a money market account. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company maintains allowances for potential credit losses, and such losses have not been significant to date and have been within management's expectations.

ADVERTISING COSTS

Advertising costs are expensed when incurred and approximated $474,000, $588,000 and $540,000 in 1995, 1996 and 1997, respectively.

RESEARCH AND DEVELOPMENT

Research and Development expenditures are generally charged to operations as incurred. Statement of Financial Accounting Standards No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," requires the capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based on the Company's product development process, technological feasibility is established upon the completion of a working model. Costs incurred by the Company between the completion of the working model and the point at which the product is ready for general release have been insignificant. Accordingly, the Company has charged all such costs to research and development expense in the period incurred.

NEW ACCOUNTING PRONOUNCEMENTS

In 1997, the American Institute of Certified Public Accountants issued Statement of Position 97-2 ("SOP 97-2"), "Software Revenue Recognition" as amended by Statement of Position 98-4 ("SOP 98-4", collectively "the SOP's".) The SOP's supersede SOP 91-1 and are effective for transactions entered into for fiscal years beginning after December 15, 1997. Based upon its reading and interpretation of SOP 97-2 the Company believes its current revenue recognition policies and practices are materially consistent with the SOP. However, implementation guidelines for this standard have not yet been issued and a wide range of potential interpretations are being discussed by the accounting profession. Once available, such implementation guidance could lead to unanticipated changes in the Company's current revenue accounting practices, and such changes could be material to the Company's future revenue and earnings.

In June 1997, the FASB issued Statement No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). SFAS No. 130 establishes rules for reporting and displaying comprehensive income and is effective for the Company during 1998. The Company does not believe that the adoption of SFAS No. 130 will have a material impact on the Company's results of operations, cash flows or financial position.

INTERIM FINANCIAL STATEMENTS

The accompanying unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three month period ended March 31, 1998 are not necessarily indicative of the results that may be expected for the year ending December 31, 1998.

2. COMMITMENTS

The Company leases its office facilities under cancelable operating leases (see
Note 6). Rent expense was approximately $52,000, $93,000 and $174,000 for the years ended December 31, 1995, 1996 and 1997, respectively.

Included in property and equipment at December 31, 1996 and 1997 are assets with costs of $462,000, acquired pursuant to equipment financing arrangements that mature in May 1999 and July 1999 with interest rates of between 14.5% and 15.4% per annum, respectively. Accumulated amortization of assets acquired pursuant to these equipment financing obligations was approximately $214,000 and $462,000 at December 31, 1996 and 1997, respectively. The equipment loans are secured by the related property and equipment and a security deposit of approximately $76,000 which is included in deposits and other assets.

Future payments for equipment financing obligations at December 31, 1997 are as follows:

          Years ending December 31,
            1998                                         $ 168,872
            1999                                            57,965
                                                        -----------
          Total minimum payments required                  226,837
          Less amount representing interest                (22,326)
                                                        -----------
          Present value of future lease payments           204,511
          Less current portion                            (148,503)
                                                        -----------
                                                         $  56,008
                                                        ===========

3. REDEEMABLE CONVERTIBLE PREFERRED STOCK

Authorized and outstanding preferred stock and its principal terms are as follows at December 31, 1997:

                                                           PER SHARE
                                                   -------------------------
                                                     ANNUAL     LIQUIDATION
                 DESIGNATED       OUTSTANDING       DIVIDEND     PREFERENCE
                ------------------------------------------------------------
Series A         4,627,665         4,627,665         $0.072         $0.90
Series B         2,843,602         2,843,602         $0.196         $2.11

Undesignated preferred stock is 2,528,733 shares at December 31, 1997.

Dividends on the preferred stock are payable when and if declared by the board of directors. The dividend requirements of the preferred stock must be satisfied prior to payment of any dividends or distributions with respect to the Company's common stock.

Preferred shareholders are entitled to voting rights equivalent to the number of common shares into which their shares are convertible. Subject to adjustments for dilution, each share of Series A and B preferred stock is convertible at any time into one common share. Series A and B preferred shares convert automatically to common stock (7,471,267 shares if converted at December 31, 1997) upon the vote of at least 50% or 67% of Series A and B shareholders, respectively, or in the event of a public offering of the Company's common stock with aggregate net cash proceeds to the Company of at least $15,000,000 and a price per share of not less than $5.00 (as adjusted for any stock dividends, stock splits, or recapitalization).

Upon any liquidation, the Series B preferred stock has a preference of $2.11 per share. After payment of the full liquidation preference of the Series B preferred stock, Series A will be paid $0.90 per share. After payment of the full liquidation preference of Series B and Series A preferred stock, the remaining assets of the Company legally available for distribution will be distributed ratably to the holders of common stock and preferred stock on an as-if-converted basis.

Commencing January 20, 2001 for Series A and December 25, 2002 for Series B, holders of more than 50% and 67% of the outstanding stock of the respective series may require the Company to redeem the portion of the shares held by the shareholder requesting redemption in three equal annual installments at a redemption price of $0.90 and $2.11, respectively (as adjusted for any stock dividends, stock splits, or recapitalization).

WARRANTS

In April 1997, the holders of the warrants to purchase Series B preferred stock exercised such warrants paying $3,000,000 in exchange for 1,421,801 shares of Series B preferred stock. These holders also received warrants to purchase 600,000 shares of common stock at $0.22 per share. These warrants expire in April 2002. The Company assessed that any value to these warrants would be immaterial.

4. SHAREHOLDERS' EQUITY (NET CAPITAL DEFICIENCY)

COMMON STOCK AND STOCK OPTIONS

The Company generally grants stock options for a fixed number of shares to employees with an exercise price equal to the fair value of the shares at the date of grant. The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123") requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

The Company's 1995 Stock Option Plan (the "Plan") has authorized the grant of options to eligible participants for up to 2,200,000 shares of the Company's common stock. All options granted have 10 year terms and vest over a four-year period of continued employment.

Pro forma information regarding net loss is required by SFAS 123 for awards granted after December 31, 1994 as if the Company had accounted for its stock-based awards under the fair value method of SFAS 123. The Company used the minimum value method to determine the fair value of stock options at the grant date issued using the following weighted-average assumptions during 1997 and 1996, respectively: average risk-free interest rate of 6.0% and 5.6% and a weighted-average expected option life of six years and an assumption of no dividends. The effect of applying the minimum value method of SFAS 123 in determining the fair values of stock options did not result in pro forma net loss that is materially different from historical amounts reported. Therefore, such pro forma information is not presented herein.

A summary of activity under the Plan is set forth below:

                                        SHARES                                              WEIGHTED-
                                     AVAILABLE FOR       OPTIONS          EXERCISE           AVERAGE
                                        GRANT          OUTSTANDING         PRICE         EXERCISE PRICE
                                     -------------------------------------------------------------------
Outstanding at December 31, 1994               -                -            -                 -
Initial authorization                  2,200,000                -            -                 -
Granted                               (1,000,000)       1,000,000       $0.09-$0.10          $0.097
                                     -----------------------------
Outstanding at December 31, 1995       1,200,000        1,000,000       $0.09-$0.10          $0.10
Granted                               (1,004,000)       1,004,000          $0.10             $0.10
Exercised                                      -         (246,295)         $0.10             $0.10
Canceled                                 601,276         (601,276)      $0.09-$0.10          $0.10
                                     -----------------------------
Outstanding at December 31, 1996         797,276        1,156,429       $0.09-$0.10          $0.10
Granted                                 (930,329)         930,329       $0.22-$0.44          $0.33
Exercised                                      -         (213,187)         $0.10             $0.10
Canceled                                 412,667         (412,667)      $0.10-$0.44          $0.17
                                     -----------------------------
Outstanding at December 31, 1997         279,614        1,460,904       $0.09-$0.44          $0.23
                                     =============================

The following table summarizes information about options outstanding at December 31, 1997:

        RANGE OF           NUMBER     WEIGHTED-AVERAGE    WEIGHTED-AVERAGE
    EXERCISE PRICES       OF SHARES   CONTRACTUAL LIFE     EXERCISE PRICE
------------------------------------------------------------------------------
                                         (In years)
      $0.09-$0.10           754,104         8.24                $0.10
         $0.22              260,300         9.14                $0.22
         $0.44              446,500         9.73                $0.44
                         -----------
      $0.09-$0.44         1,460,904         8.85                $0.23
                         ===========

At December 31, 1997, options to acquire 194,217 shares of common stock are vested at a weighted-average exercise price of $0.10 per share. All options granted were at the fair value assigned by the board of directors.

Common stock issued to founders vests over a period of time not greater than four years in accordance with the terms as determined by the board of directors. At December 31, 1997, approximately 308,449 outstanding unvested shares were subject to repurchase.

5. INCOME TAXES

As of December 31, 1997, the Company had federal net operating loss carryforwards of approximately $6,000,000. The net operating loss carryforwards will expire at various dates beginning in 2010 through 2012, if not utilized.

Utilization of the net operating losses and credits may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986. The annual limitation may result in the expiration of net operating losses and credits before utilization.

Significant components of the Company's deferred tax assets and liabilities for federal and state income taxes as of December 31, 1996 and 1997 are as follows:

                                                              1996                 1997
                                                          ----------------------------------
                  Net operating loss carryforwards         $ 1,100,000          $ 2,200,000
                  Other, net                                   200,000              100,000
                                                          ----------------------------------
                  Net deferred tax assets                    1,300,000            2,300,000
                  Valuation allowance                       (1,300,000)          (2,300,000)
                                                          ----------------------------------
                  Total                                    $         -          $         -
                                                          ==================================

Because of the Company's lack of earnings history, the net deferred tax asset has been fully offset by a valuation allowance. The valuation allowance increased by $900,000 during the year ended December 31, 1996.

6. RELATED PARTIES

During 1995, 1996, and 1997, the Company leased one of its offices from a relative of an officer. Total payments for the rent of the facility were $52,000 in 1995 and $60,000 for both 1996 and 1997. There were no payments outstanding as of December 31, 1997 and 1996. The Company also leases, at no cost, certain office space to another entity which is owned by an officer of the Company. The spouse of an officer of the Company was paid approximately $39,000 in both 1996 and 1997 without providing services to the Company (none during 1995).

The Company contracts for certain product development services with a Polish company owned by an officer of the Company. During 1997, the Company incurred approximately $57,000 in product development and personnel-related costs of which $10,000 was due at December 31, 1997 (none during 1995 or 1996).

7. EVENTS SUBSEQUENT TO DATE OF AUDITOR'S REPORT

In February 1998, the Company entered into a credit agreement with Imperial Bank. The agreement represented two credit facilities, one is a $750,000 revolving line of credit based upon eligible accounts receivable and the second is a $500,000 term loan for the purchase of capital equipment.

The Company has incurred cumulative operating losses of $7,100,000 from inception, including a loss of $3,700,000 in the year ended December 31, 1997. Management believes that available resources will provide sufficient funding to enable the Company to meet its obligations through at least December 31, 1998. If anticipated operating results are not achieved, management has the intent and believes that it has the ability to delay or reduce expenditures so as to not require additional financial resources if such resources were not available.

On March 17, 1998, the Company announced that it had agreed to merge with Cybercash, Inc. in which, upon effectiveness, the shareholders of ICVerify will receive approximately $16,250,000 in cash and 2,300,000 shares of CyberCash common stock in exchange for all of the common and preferred shares of ICVerify in a business combination to be accounted for as a purchase.

8. YEAR 2000 ISSUE (UNAUDITED)

The Company has developed a plan to modify its information technology to be ready for the Year 2000 and has begun assessing critical data processing systems. The Company currently expects the project to be substantially complete by early 1999 and does not expect this project to have a significant effect on operations. Costs of this project include the costs to upgrade and replace systems in the normal course of business. The Company will continue to implement systems with strategic value though some projects may be delayed due to resource constraints.

     UNAUDITED PRO FORMA COMBINED BALANCE SHEET AND STATEMENTS OF OPERATIONS

The unaudited pro forma combined balance sheet gives effect to the acquisition of ICVerify, Inc. ("ICVerify"), completed by the Company on April 30, 1998, as if it had occurred on March 31, 1998.

The unaudited pro forma combined statement of operations for the year ended December 31, 1997 gives effect to the acquisition of ICVerify as if it had occurred on January 1, 1997. The unaudited pro forma combined statement of operations for the three months ended March 31, 1998 gives effect to the acquisition of ICVerify as if it had occurred on January 1, 1997.

The unaudited pro forma combined balance sheet and statements of operations are based on available information and on certain assumptions and adjustments described in the accompanying notes which CyberCash believes are reasonable. The unaudited pro forma combined statements of operations are provided for informational purposes only and does not purport to present the results of operations of CyberCash had the transaction assumed therein occurred on or as of the date indicated, nor is it necessarily indicative of the results of operations which may be achieved in the future. The unaudited pro forma combined balance sheet, statements of operations and related notes should be read in conjunction with the consolidated financial statements of CyberCash filed on its Form 10-K and the financial statements of ICVerify including the notes thereto.

                                CyberCash, Inc.

                   Unaudited Pro Forma Combined Balance Sheet

                              As of March 31, 1998


                                                            Historical     Historical         Acquisition
                                                            CyberCash       ICVerify          Adjustments       Pro Forma
                                                               (a)            (b)                 (c)           Combined
                                                          --------------  -------------      --------------  --------------
Assets
   Current assets:
     Cash, cash equivalents and short-term investments     $ 31,374,134    $ 1,435,893   (d)  $(16,118,000)   $ 16,692,027
     Restricted cash                                            270,466              -                   -         270,466
     Accounts receivable                                      2,260,842      1,083,891                   -       3,344,733
     Prepaid expenses and other current assets                1,339,803        129,028                   -       1,468,831
                                                          --------------  -------------      --------------  --------------
Total current assets                                         35,245,245      2,648,812         (16,118,000)     21,776,057

   Property and equipment, net                                5,724,398      1,031,845                   -       6,756,243
   Investments in affiliates                                    344,127              -                   -         344,127
   Other long-term assets                                       860,057        116,456                   -         976,513
   Goodwill and other intangibles, net                                -              -   (e)    68,557,859      68,557,859
                                                          --------------  -------------      --------------  --------------
Total assets                                               $ 42,173,827    $ 3,797,113        $ 52,439,859    $ 98,410,799
                                                          ==============  =============      ==============  ==============

Liabilities and stockholders' equity
   Current liabilities
     Accounts payable and other accrued expenses           $  2,590,604    $   793,221   (f)  $    250,000    $  3,633,825
     Accrued bonus and employee benefits                        690,195        207,029                   -         897,224
     Current portion of equipment financing obligations               -        166,068                   -         166,068
     Deferred revenue                                           208,968        536,935                   -         745,903
                                                          --------------  -------------      --------------  --------------
Total current liabilities                                     3,489,767      1,703,253             250,000       5,443,020

Long-term portion of equipment financing obligations                  -         52,759                   -          52,759
                                                          --------------  -------------      --------------  --------------
Total liabilities                                             3,489,767      1,756,012             250,000       5,495,779

Commitments

Series C redeemable convertible Preferred Stock                 264,204              -                   -         264,204
Series D redeemable convertible Preferred Stock              14,529,205              -                   -      14,529,205
Redeemable convertible preferred stock                                -     10,027,106   (g)   (10,027,106)              -

Stockholders' equity:
   Common Stock                                                  12,235         54,752   (g)       (52,452)         14,535
   Additional paid-in capital                                94,618,022              -   (g)    54,228,660     148,846,682
   Accumulated deficit                                      (69,609,899)    (8,040,757)  (h)     8,040,757     (69,609,899)
   Treasury stock, 20,000 shares at cost                       (120,000)             -                   -        (120,000)
   Receivable from sale of Common Stock                        (719,846)             -                   -        (719,846)
   Accumulated other comprehensive income                      (214,252)             -                   -        (214,252)
   Unearned compensatory stock options                          (75,609)             -                   -         (75,609)
                                                          --------------  -------------      --------------  --------------
Total stockholders' equity (deficit)                         23,890,651     (7,986,005)         62,216,965      78,121,611
                                                          --------------  -------------      --------------  --------------
Total liabilities and stockholders' equity (deficit)       $ 42,173,827    $ 3,797,113        $ 52,439,859    $ 98,410,799
                                                          ==============  =============      ==============  ==============

                                CyberCash, Inc.

              Unaudited Pro Forma Combined Statement of Operations

                          Year ended December 31, 1997

                                                              Historical       Historical          Acquisition       Pro Forma
                                                              CyberCash         ICVerify           Adjustments       Combined
                                                                 (i)              (j)                 (c)
                                                           ---------------   --------------      --------------   ---------------
Net revenues                                                $   4,487,173     $  7,252,844                   -     $  11,740,017
Cost of revenues                                                3,658,196        2,680,623                   -         6,338,819
                                                           ---------------   --------------      --------------   ---------------

Gross profit                                                      828,977        4,572,221                   -         5,401,198

Costs and expenses:
   Research and development                                     9,655,885        2,371,411                   -        12,027,296
   Sales, marketing, general and administrative                15,787,641        6,045,456  (k)      7,585,786        29,418,883
   Write-off of NetBill technology license                      2,162,500                -                   -         2,162,500
                                                           ---------------   --------------      --------------   ---------------

Loss from operations                                          (26,777,049)      (3,844,646)         (7,585,786)      (38,207,481)

Interest income and expense                                     1,460,568          112,177                   -         1,572,745
Other expense                                                    (905,429)               -                   -          (905,429)
                                                           ---------------   --------------      --------------   ---------------

Net loss                                                      (26,221,910)      (3,732,469)         (7,585,786)      (37,540,165)

Accrued dividends to Preferred Stockholders                      (282,739)               -                   -          (282,739)
                                                           ---------------   --------------      --------------   ---------------

Net loss available to Common Stockholders                   $ (26,504,649)    $ (3,732,469)       $ (7,585,786)    $ (37,822,904)
                                                           ===============   ==============      ==============   ===============

Basic and diluted loss per share (l)                        $       (2.43)                                         $       (2.87)
                                                           ===============                                        ===============

Weighted average shares outstanding (l)                        10,898,036                                             13,198,036
                                                           ===============                                        ===============

                                CyberCash, Inc.

              Unaudited Pro Forma Combined Statement of Operations

                        Three months ended March 31, 1998

                                                              Historical      Historical        Acquisition        Pro Forma
                                                              CyberCash        ICVerify         Adjustments        Combined
                                                                 (m)             (n)                (c)
                                                            --------------   ------------      --------------   --------------
Net revenues                                                 $  1,141,630     $1,846,502                   -      $ 2,988,132
Cost of revenues                                                1,107,830        583,945                   -        1,691,775
                                                            --------------   ------------      --------------   --------------

Gross profit                                                       33,800      1,262,557                   -        1,296,357

Costs and expenses:
   Research and development                                     1,671,498        691,798                   -        2,363,296
   Sales, marketing, general and administrative                 4,643,786      1,561,451  (o)      1,896,447        8,101,684
                                                            --------------   ------------      --------------   --------------

Loss from operations                                           (6,281,484)      (990,692)         (1,896,447)      (9,168,623)

Interest income and expense and other expense                     607,925         14,950                   -          622,875
                                                            --------------   ------------      --------------   --------------

Net loss                                                       (5,673,559)      (975,742)         (1,896,447)      (8,545,748)

Accrued dividends to Preferred Stockholders                      (178,916)             -                   -         (178,916)
                                                            --------------   ------------      --------------   --------------

Net loss available to Common Stockholders                    $ (5,852,475)    $ (975,742)       $ (1,896,447)    $ (8,724,664)
                                                            ==============   ============      ==============   ==============

Basic and diluted loss per share (l)                         $      (0.53)                                       $      (0.65)
                                                            ==============                                      ==============

Weighted average shares outstanding (l)                        11,060,231                                          13,360,231
                                                            ==============                                      ==============

         NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


(a)  Consolidated Balance Sheet of CyberCash as of March 31, 1998.

(b)  Consolidated Balance Sheet of ICVerify as of March 31, 1998.

(c) Represents adjustments for the ICVerify Acquisition based on a purchase price of approximately $16,250,000 in cash and an aggregate of 2,300,000 shares of CyberCash's Common Stock. The 2,300,000 shares of the Company's Common Stock were recorded at $20.50 per share, which represents the closing market price of CyberCash's Common Stock on April 30, 1998. In addition, CyberCash has issued 371,310 options to purchase Common Stock at a weighted average exercise price of $1.43 related to options previously granted to employees of ICVerify. CyberCash has recorded these options in accordance with the intrinsic value method of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. The purchase price has been allocated on a preliminary basis to the assets and liabilities acquired based on the estimated fair values of the assets acquired and liabilities assumed.

(d) Represents cash proceeds received from ICVerify stockholders, prior to the acquisition date, related to the exercise of 600,000 warrants to purchase common stock for $0.22 per share as well as the $16,250,000 cash payment to the stockholders of ICVerify.

(e) Represents certain intangible assets identified by the Company. The amounts allocated to intangible assets were as follows: $2,700,000 to developed technology, $1,000,000 to work force, $1,500,000 to trademarks and trade name and $63,357,859 to goodwill. The intangible assets will be amortized on a straight-line basis over the following lives: developed technology will be amortized over three years, work force will be amortized over five years, trademarks, trade name and goodwill will be amortized over ten years.

(f) Represents $250,000 in estimated investment banking, legal, accounting and printing expenses related to the ICVerify acquisition.

(g) Represents the exercise, prior to the acquisition, of 600,000 ICVerify warrants to purchase common stock at an exercise price of $0.22 per share, the elimination of ICVerify's stockholders' equity accounts, and the issuance of 2,300,000 shares of the Company's Common Stock valued at a price of $20.50 per share.

(h)  Represents the elimination of ICVerify's accumulated deficit of $8,040,757.

(i) Consolidated Statement of Operations for CyberCash for the year ended December 31, 1997.

(j) Consolidated Statement of Operations for ICVerify for the year ended December 31, 1997.

(k) Represents amortization expense of $7,585,786 related to the intangible assets acquired in the ICVerify acquisition.

(l) For the pro forma combined net loss per share (basic) and the weighted average shares outstanding calculation, 2,300,000 shares of Common Stock have been included as if the acquisition occurred on January 1, 1997. The 371,310 options to purchase Common Stock, discussed above, have been excluded from the weighted average shares outstanding calculation because the effect of their inclusion would be antidilutive due to the pro forma combined net loss.

(m) Consolidated Statement of Operations for CyberCash for the three months ended March 31, 1998.

(n) Consolidated Statement of Operations for ICVerify for the three months ended March 31, 1998.

(o) Represents amortization expense of $1,896,447 related to the intangible assets acquired in the ICVerify acquisition.

                                INDEX TO EXHIBITS


Exhibit No.                     Description
-----------                     -----------
   23.1                         Consent of Ernst & Young LLP, Independent Auditors


                                       3